UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2016

CLAIRE’S STORES, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8899, 333-148108, 333-175171	59-0940416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 West Central Road, Hoffman Estates, Illinois 60192

(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 765-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On August 2, 2016, the Audit Committee (the “Committee”) of the Board of Directors of Claire’s Stores, Inc. (the “Company”) approved the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s new independent registered public accounting firm for the fiscal year ending January 28, 2017, effective immediately, and dismissed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm. The change was the result of a competitive bidding process involving several accounting firms.

The audit reports of KPMG on the Company’s consolidated financial statements for the fiscal years ended January 30, 2016 and January 31, 2015 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended January 30, 2016 and January 31, 2015, and in the subsequent interim period through August 2, 2016, there were no disagreements with KPMG on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the matter in their reports.

During the Company’s fiscal years ended January 30, 2016 and January 31, 2015, and in the subsequent interim period through August 2, 2016, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except as previously disclosed in “Item 9A. Controls and Procedures” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015.

Specifically, the Company did not design and maintain effective controls over the annual indefinite-lived intangible asset impairment analysis, including controls over the review of the accuracy of certain data used in the projections to value its indefinite-lived trade names. During the year ended January 30, 2016, management remediated the material weakness previously disclosed in the Annual Report on Form 10-K for the fiscal year ended January 31, 2015 through the implementation of an internal control procedure designed to ensure the operating effectiveness of the review of the annual indefinite-lived intangible assets impairment analysis.

The Company has provided a copy of the foregoing disclosures to KPMG and requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the above statements. A copy of KPMG’s letter, dated August 5, 2016, is filed as Exhibit 16.1 to this Form 8-K.

During the two most recent fiscal years and in the subsequent interim period through August 2, 2016, the Company has not consulted with Grant Thornton with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s financial statements, and no written report or oral advice was provided by Grant Thornton to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of the SEC’s Regulation S-K.

Item 7.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

16.1	Letter from KPMG to the Securities and Exchange Commission dated August 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAIRE’S STORES, INC.

Date: August 5, 2016	By:	/s/ J. Per Brodin
J. Per Brodin
Executive Vice President and
Chief Financial Officer

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